                                                                     EXHIBIT 5.2


                           [CARTER R. TODD LETTERHEAD]


April 22, 2005


Gaylord Entertainment Company
One Gaylord Drive
Nashville, TN 37214

Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238


Ladies and Gentlemen:

         I have acted as counsel to the entities listed on Schedule I hereto in connection with the public offering of up to $225,000,000 aggregate principal amount of 6.75% Senior Notes Due 2014 (the "New Notes") of Gaylord Entertainment Company (the "Company") that are to be guaranteed on an unsecured senior basis (the "Guarantees") by the subsidiaries of the Company listed on Schedule I attached hereto (the "Guarantors") (the subsidiary guarantors other than those organized under the laws of Delaware or Tennessee set forth on Schedule I attached hereto being collectively referred to herein as the "Subsidiaries"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Company's issued, outstanding and unregistered 6.75% Senior Notes Due 2014 (the "Old Notes"), as contemplated by the Registration Rights Agreement dated as of November 30, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, Deutsche Bank Securities, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and CIBC World Markets Corp. The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of November 30, 2004, as supplemented by a Supplemental Indenture dated December 30, 2004 (collectively, the "Indenture"), by and among the Company, the Guarantors and U.S. Bank National Association as Trustee (the "Trustee").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 of the Company relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the "Commission") on April 22,
2005 (such Registration Statement, as amended to date, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (v) the form of the New Notes; and (vi) executed copies of the Guarantees included in the Indenture. The New Notes, the

Indenture and the Guarantees are referred to herein as the "Transaction Documents." I also have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         For purposes of the opinion on the good standing of the Subsidiaries, I have relied solely upon good standing certificates of recent date, which I believe I and you are justified in relying upon. The Indenture provides that the Transaction Documents are governed by the laws of the State of New York, and I have assumed that a court considering the issue would respect that choice.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to various issues of fact, I have relied upon certificates or comparable documents of officers and representatives of the Subsidiaries.

         Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

         1. Each Subsidiary is a corporation, limited liability company or other organization as listed by its name on Schedule I, validly existing and in good standing under the laws of the state of its jurisdiction of organization set forth on Schedule I and has the corporate, limited liability company or other power under the laws of the state of its jurisdiction or organization to enter into and perform its respective obligations under the Transaction Documents.

         2. The execution, delivery and performance of the Transaction Documents by each Subsidiary have been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of such Subsidiary. Each of the Transaction Documents has been duly executed and delivered by each Subsidiary.

         The opinions expressed herein are limited to the corporate statutes of the states of California, Colorado, Florida, Georgia, Hawaii, Maryland, Massachusetts, Montana, North Carolina, South Carolina, Texas and Utah, the Limited Liability Company Act of each of the states of Colorado and Florida, the Uniform Limited Liability Company Act of the state of Hawaii and the Revised Uniform Limited Partnership Act of the state of Florida, as set forth in available commercial statutory compilations of recent date, and I express no opinion as to the effect on the matters covered by this letter of other laws of these or any other jurisdiction.

         The opinions expressed herein are for your benefit and the benefit of Bass, Berry & Sims PLC in connection with the transactions described herein and are valid only with respect to the date hereof, and I assume no obligation to advise you of facts, circumstances, events or developments which may be brought to my attention after the date hereof and which may alter, affect or modify those opinions.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-4 and the reference to me in the Prospectus filed by you with the Securities and Exchange Commission covering the New Notes. I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                    Very truly yours,


                                    /s/ Carter R. Todd

                                   SCHEDULE I

                               LIST OF GUARANTORS

                                                                 STATE OR OTHER JURISDICTION OF
                                                             INCORPORATION OR ORGANIZATION AND FORM
                   NAME OF GUARANTOR                                     OF ORGANIZATION
------------------------------------------------------------------------------------------------------
                   CCK Holdings, LLC                        Delaware limited liability company
                 Corporate Magic, Inc.                      Texas corporation
             Gaylord Creative Group, Inc.                   Delaware corporation
                  Gaylord Hotels, LLC                       Delaware limited liability company
               Gaylord Investments, Inc.                    Delaware corporation
                 Gaylord National, LLC                      Maryland limited liability company
            Gaylord Program Services, Inc.                  Delaware corporation
              Grand Ole Opry Tours, Inc.                    Tennessee corporation
                       OLH, G.P.                            Tennessee general partnership
                   OLH Holdings, LLC                        Delaware limited liability company
              Opryland Attractions, Inc.                    Delaware corporation
               Opryland Hospitality, LLC                    Tennessee limited liability company
      Opryland Hotel-Florida Limited Partnership            Florida limited partnership
             Opryland Hotel Nashville, LLC                  Delaware limited liability company
       Opryland Hotel-Texas Limited Partnership             Delaware limited partnership
               Opryland Hotel-Texas, LLC                    Delaware limited liability company
              Opryland Productions, Inc.                    Tennessee corporation
              Opryland Theatricals, Inc.                    Delaware corporation
     Wildhorse Saloon Entertainment Ventures, Inc.          Tennessee corporation
            ResortQuest International, Inc.                 Delaware corporation
             Abbott & Andrews Realty, LLC                   Florida limited liability company
                  Abbott Resorts, LLC                       Florida limited liability company
              Accommodations Center, Inc.                   Colorado corporation
        Advantage Vacation Homes by Styles, LLC             Florida limited liability company
              Aspen Lodging Company, LLC                    Delaware limited liability company
                B&B on the Beach, Inc.                      North Carolina corporation
            Base Mountain Properties, Inc.                  Delaware corporation
               Bluebill Properties, LLC                     Florida limited liability company
    Brindley & Brindley Realty & Development, Inc.          North Carolina corporation
                Catering Concepts, LLC                      South Carolina limited liability company
            Coastal Real Estate Sales, LLC                  Florida limited liability company
           Coastal Resorts Management, Inc.                 Delaware corporation
            Coastal Resorts Realty, L.L.C.                  Delaware limited liability company
             Coates, Reid & Waldron, Inc.                   Delaware corporation
          Collection of Fine Properties, Inc.               Colorado corporation
             Columbine Management Company                   Colorado corporation
            Cove Management Services, Inc.                  California corporation
             CRW Property Management, Inc.                  Delaware corporation
          Exclusive Vacation Properties, Inc.               Delaware corporation
              Great Beach Vacations, LLC                    Delaware limited liability company
              High Country Resorts, Inc.                    Delaware corporation
     Hilton Head Ocean Front Sales & Rentals, Inc.          South Carolina corporation
              Houston and O'Leary Company                   Colorado corporation
                 K-T-F Acquisition Co.                      Delaware corporation
        Maui Condominium and Home Realty, Inc.              Hawaii corporation
           Mountain Valley Properties, Inc.                 Delaware corporation
                Office and Storage LLC                      Hawaii limited liability company
                 Peak Ski Rentals LLC                       Colorado limited liability company

                                                                 STATE OR OTHER JURISDICTION OF
                                                             INCORPORATION OR ORGANIZATION AND FORM
                   NAME OF GUARANTOR                                     OF ORGANIZATION
------------------------------------------------------------------------------------------------------
          Plantation Resort Management, Inc.                Delaware corporation
             Priscilla Murphy Realty, LLC                   Florida limited liability company
          R&R Resort Rental Properties, Inc.                North Carolina corporation
                  REP Holdings, Ltd.                        Hawaii corporation
                 RQI Acquisition, LLC                       Delaware limited liability company
           Realty Referral Consultants, LLC                 Florida limited liability company
           Resort Property Management, Inc.                 Utah corporation
             Resort Rental Vacations, LLC                   Tennessee limited liability company
                ResortQuest Hawaii, LLC                     Hawaii limited liability company
             ResortQuest Hilton Head, Inc.                  Delaware corporation
             ResortQuest Realty Aspen, LLC                  Delaware limited liability company
           ResortQuest at Summit County, LLC                Colorado limited liability company
       ResortQuest Real Estate of Florida, Inc.             Florida corporation
          ResortQuest Southwest Florida, LLC                Delaware limited liability company
            ResortQuest Technologies, Inc.                  Colorado corporation
                    Ridgepine, Inc.                         Delaware corporation
                  RQI Holdings, Ltd.                        Hawaii corporation
         Ryan's Golden Eagle Management, Inc.               Montana corporation
         Sand Dollar Management Investors, LLC              Delaware limited liability company
                Sand Dollar Ocean, LLC                      Delaware limited liability company
        Scottsdale Resort Accommodations, Inc.              Delaware corporation
          Steamboat Premier Properties, Inc.                Delaware corporation
                  Styles Estates, LLC                       Florida limited liability company
         Telluride Resort Accommodations, Inc.              Colorado corporation
                Ten Mile Holdings, Ltd.                     Colorado corporation
                The Management Company                      Georgia corporation
                The Maury People, Inc.                      Massachusetts corporation
                The Tops'l Group, Inc.                      Florida corporation
            Tops'l Club of NW Florida, LLC                  Florida limited liability company
            Trupp-Hodnett Enterprises, Inc.                 Georgia corporation